United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 9, 2007	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2007, IWT Tesoro Corporation  entered into a Securities Purchase Agreement with Mercatus & Partners Limited pursuant to which we agreed to issue an aggregate of 1,818,182 shares to Antares Trading Fund Mercatech SP, a global micro-cap fund affiliated with Mercatus & Partners Limited.  Antares is a unique, newly formed global equity fund specializing in early-stage and mid-stage domestic small-cap companies in the emerging technologies and service industries. With offices in Rome, Italy and the Cayman Islands, Antares is focused on working with companies pursuing capital for growth and expansion.

Under the terms of Securities Purchase Agreement with Mercatus, we agreed to issue the shares to Antares based on a discount to the market price as of the date of closing.  We agreed to deliver the shares to a custodian financial institution within five days of the execution of the agreement and the purchaser agreed to pay the purchase price within 45 days of the delivery of the shares of common stock to the custodian. If we do not receive the purchase price within 45 days of the delivery of the shares to the custodian, we may, at our discretion, demand recall of the shares, issue a stop transfer order on the sale and delivery of any of the shares, and terminate the agreement.

The agreement contains customary representations, warranties and agreements, including indemnification provisions. The shares constitute “restricted securities” and are subject to restrictions on resale.  Mercatus agreed not to engage in short sales of our common stock and represented that it has not previously engaged in short sales of our common stock.

Assuming that total payment for the shares is received within the required time frame, Mercatus or its assigns,  a warrant to purchase up to 181,818 shares of Tesoro common stock at $.001 per share will become effective.

A complete copy of the Restricted Equity Purchase Agreement is attached hereto as Exhibit 10.50 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with our execution of the Securities Purchase Agreement described in Item 1.01 above, we issued 1,818,182 shares of our common stock to Antares Trading Fund Mercatech SP. The shares of common stock were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation S promulgated therein.

Assuming that total payment for the shares is received within the required time frame, Mercatus or its assigns,  a warrant to purchase up to 181,818 shares of Tesoro common stock at $.001 per share will become effective.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit	Description
10.50	Form of Securities Purchase Agreement dated April 9, 2007, between IWT Tesoro Corp and Mercatus & Partners, Limited (without exhibits or schedules).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President